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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Section 240.14a-12

                             THE MUNDER FUNDS TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)    Title of each class of securities to which transaction applies:
              __________________________________________________________________

       (2)    Aggregate number of securities to which transaction applies:
              __________________________________________________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              __________________________________________________________________

       (4)    Proposed maximum aggregate value of transaction:
              __________________________________________________________________

       (5)    Total fee paid:
              __________________________________________________________________

[_]    Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)    Amount Previously Paid
              __________________________________________________________________

       (2)    Form, Schedule or Registration Statement No.:
              __________________________________________________________________

       (3)    Filing Party:
              __________________________________________________________________

       (4)    Date Filed:
              __________________________________________________________________

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                                  MUNDER FUNDS
                                TELEPHONE SCRIPT

For Shareholders Reached by Telephone

Hello, may I please speak with _______? This is ______ calling on behalf of The Munder Funds. The purpose of the call today is to follow up on a recent proxy mailing. Do you recall receiving this proxy mailing?

IF YES, THEN GO TO SCENARIO 1
IF NO, THEN GO TO SCENARIO 2

SCENARIO 1

Have you had a chance to return your proxy card?

*    IF YES (Shareholder indicates proxy has been returned)
     For whatever reason, that vote has not yet registered. If you would like, I could quickly assist you in placing a vote right now over the phone.

     -   IF SHAREHOLDER AGREES (Shareholder wants to vote by phone)
         Can you verify that your name is _________? (Pause for answer). For confirmation purposes, can I have the address on your account? (Confirm address)

         The Board has recommended that shareholders vote FOR all of the proposals. Can I cast your votes with the Board recommendation? (Pause for answer).

              IF YES (Shareholder wants to vote FOR all proposals)
              I am recording your vote FOR all of the proposals. Within 5-7 days, you will receive a written confirmation of your votes.

              Thank you for your time and your vote. Have a nice day/evening!

              IF NO (Shareholder does NOT want to vote for all proposals) Let's review each proposal separately then.

              Read each proposal separately and ask for a vote on each one.

              Within 5-7 days, you will receive a written confirmation of your votes.

              Thank you for your time and your vote. Have a nice day/evening!

     - IF SHAREHOLDER DECLINES (Shareholder does NOT want to vote) Thank you for your time. Have a nice day/evening!

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*    IF NO (Shareholder indicates proxy has not been returned) Would you be willing to record your vote right now over the phone?

     -   IF SHAREHOLDER AGREES (Shareholder wants to vote)

         Can you verify that your name is _________? (Pause for answer). For confirmation purposes, can I have the address on your account?

         The Board has recommended that shareholders vote FOR all of the proposals. Can I cast your votes with the Board recommendation? (Pause for answer).

              IF YES (Shareholder wants to vote FOR all proposals)
              I am recording your vote FOR all of the proposals. Within 5-7 days, you will receive a written confirmation of your votes.

              Thank you for your time and your vote. Have a nice day/evening!

              IF NO (Shareholder does NOT want to vote for all proposals) Let's review each proposal separately then.

              Read each proposal separately and ask for a vote on each one.

              Within 5-7 days, you will receive a written confirmation of your votes.

              Thank you for your time and your vote. Have a nice day/evening!

     -   IF SHAREHOLDER DECLINES (Shareholder does NOT want to vote)
         Thank you for your time. Remember, you can vote on the internet, by touch-tone phone or by mail. Have a nice day/evening!

SCENARIO 2

As I just mentioned, you should have received a proxy mailing from the Munder Funds recently. May we send you another proxy package for this important vote?

* IF SHAREHOLDER AGREES (Shareholder wants you to send another proxy)
Let me verify the address that the first proxy was mailed to. (Read address) You should receive the new proxy package within 5-7 days. Please vote as soon as possible. Thank you for your time.

* IF SHAREHOLDER DECLINES (Shareholder does not want to be sent another package) Thank you for your time. Remember, you can vote on the internet, by touch-tone phone or by mail. Have a nice day/evening!

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                         All Funds Proxy Statement Q & A

Board Election:

Q: Why is there a proposal to elect trustees/directors at this time?

A: The current Boards proposed the addition of another independent trustee/director. In order to do so, shareholder approval is required. The slate of nominees includes all the current trustees/directors in addition to the new nominee.

Q: Where can I get more information about those nominated?

A: Information is contained in a proxy statement that was mailed to shareholders who owned shares of The Munder Funds on February 12th. A copy of this proxy statement is also available on our website at www.munder.com.

Redomiciliation:

Q: What does it mean to reorganize and redomicile a mutual fund?

A: The Munder Funds are currently organized as multiple business entities in multiple states. Each Fund that is proposed to be reorganized and redomicilied will become part of a single business entity namely the Munder Series Trust, which is organized in one state, Delaware.

Q: Why reorganize from the existing structure?

A: The primary purpose is to seek efficiencies and eliminate certain costs associated with maintaining the current multiple entity, multi-state structure.

Q: Why is the reorganization and redomiciliation being proposed now?

A: Because a proxy solicitation of all Fund shareholders was necessary to elect a new independent trustee/director, the Boards took the opportunity to authorize several other proposals in an effort to take advantage of certain cost efficiencies associated with combining multiple proposals in a single proxy solicitation.

Q: What is the Munder Series Trust?

A: Munder Series Trust, referred to as the New Trust in the proxy statement, is a Delaware statutory trust created solely for the purpose of reorganizing and redomiciling the existing Munder Funds.

Q: Will this change effect my investment in any way?

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A: No. The names of the Funds, investment objectives, principal investment strategies, the investment advisor, portfolio managers, service providers and services offered to shareholders will all remain unchanged. Shareholders are, however, being asked to approve certain changes to the Funds' investment restrictions, which are not expected to alter the way in which any of the Funds is being managed.

Q: Will the name of my Fund change?

A: (see above) No. From a shareholder's perspective, the Funds and shareholder accounts will appear exactly as they did prior to the reorganization and redomiciliation.

Q: Will any of the CUSIPs or Fund numbers change?

A: None of the fund numbers will change. The CUSIP numbers of each of the classes of the St. Clair Funds (Institutional S&P MidCap Index Equity Fund, Institutional S&P SmallCap Index Equity Fund, Institutional Government Money Market Fund, Institutional Money Market Fund, and Liquidity Plus Money Market
Fund) will change as a result of the alphabetic method by which the CUSIP Bureau assigns numbers. All other CUSIPs will remain unchanged.

Q: Will my account number or any of my account privileges change?

A: No. Your account number will remain the same and each Fund will offer the same shareholder services. From a shareholder's perspective, the Funds, the services available and shareholder accounts will appear exactly as they did prior to the reorganization and redomiciliation.

Q: Will there be any sales charges or transaction fees in connection with the reorganization and redomiciliation?

A: No. You will not incur any additional sales charges or transaction fees as a result of this transaction. Currently applicable sales charges and fees, however, will continue to apply after the reorganization and redomiciliation.

Q: Who is bearing the expenses related to the reorganization and redomiciliation?

A: Each Fund will bear an allocated portion of all expenses associated with the transaction.

Q: Will there be any tax implications as result of the reorganization and redomiciliation?

A: No. Each business entity will receive an opinion from its legal counsel that the reorganization and redomiciliation are tax-free for federal income tax purposes.

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Q: Can I still continue to use the investment slips I have? What about applications, etc?

A: Yes. All account documents, including account applications and other forms, will be unchanged. You will, however, be sent a Prospectus supplement following the completion of the transaction, which details any applicable changes and fulfills the new Munder Series Trust's obligation to provide more current financial information to shareholders.

Investment Restrictions:

Q: What are (fundamental) investment restrictions?

A: An investment restriction is a limitation on the investment activities of a Fund, such as limits on purchasing real estate or commodities. An investment restriction is fundamental if it cannot be changed without shareholder approval.

Q: Why are shareholders being asked to approve changes to the Funds' investment restrictions?

A: The Board has recommended that shareholders approve changes to the investment restrictions to make them uniform across all Munder Funds in order to facilitate more efficient management and compliance oversight. The various Munder Funds were organized at different times and under different state laws. In some cases, the fundamental investment restrictions of each Fund or group of Funds are more stringent than federal rules and regulations currently require. In other cases, they are inconsistent across Funds.

Q: Why are these changes being proposed now?

A: Because a proxy solicitation of all Fund shareholders was necessary to elect a new independent trustee/director, the Boards took the opportunity to authorize several other proposals in an effort to take advantage of certain cost efficiencies associated with combining multiple proposals in a single proxy solicitation.

Q: What effect will the proposed changes to the Funds' investment restrictions have on the Funds?

A: Neither the investment advisor or sub-advisor to any of the Funds presently intends to alter the way in which it manages any of the Funds, nor does either believe that the proposed changes will materially affect the investment risk associated with any Fund.

Q: How will the management style be affected?

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A: (see above)

Q: Will the holdings of the funds that I am invested in change drastically as a result of these changes?

A: (see above)

Investment Objective:

Q: What is a fundamental investment objective?

A: A fundamental investment objective is an investment goal that cannot be changed without shareholder approval.

Q: What are shareholders of the Multi-Season Growth Fund and Real Estate Equity Investment Fund being asked to approve?

A: Currently, the Multi-Season Growth Fund and Real Estate Equity Investment Fund are the only two Funds in the family whose investment objectives are deemed fundamental. In order to promote uniformity among all the Funds, the Board has recommended that shareholders approve reclassification of these Funds' fundamental investment objectives as non-fundamental. However, the Board does not presently intend to change the investment objectives of either Fund.

Q: Why are shareholders of the Multi-Season Growth Fund and Real Estate Equity Investment Fund being asked to approve reclassification of the Funds' investment objective?

A: (see above)

Q: Why are these changes being proposed now?

A: Because a proxy solicitation of all Fund shareholders was necessary to elect a new independent trustee/director, the Boards took the opportunity to authorize several other proposals in an effort to take advantage of certain cost efficiencies associated with combining multiple proposals in a single proxy solicitation.

Q: What effect will the reclassification of the investment objectives of the Multi-Season Growth Fund and Real Estate Equity Investment Fund have on these Funds?

A: The investment advisor to these Funds does not presently intend to alter the way in which it manages the Funds, nor does it believe that the proposed changes will materially affect the investment risk associated with these Funds.

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Q: How will the management style of the Multi-Season Growth Fund and Real Estate
Equity Investment Fund be affected?

A: (see above)

Q: Will the holdings of the Multi-Season Growth Fund and Real Estate Equity Investment Fund change drastically as a result of these changes?

A: (see above)

Voting:

Q:  How do I vote?

A: -By touch-tone phone using the toll-free number and control number found on the proxy card mailed to you with your proxy statement.
     -Online by using the website and control number found on the proxy card mailed to you with your proxy statement.
     -By returning your signed proxy card in the postage paid envelope provided. -I can transfer you to a proxy specialist at this time or you can call 1-877-456-6399 at your convenience.

Q: What will happen if I do not vote?

A: If an insufficient number of shares have been voted at the time of the meeting to pass the proposals, the meeting may have to be adjourned and the Funds may incur additional costs to continue the solicitation of shareholder votes.

Q: Why should I vote?

A: If you were a shareholder of record on February 12th, you are entitled to vote. The majority of the proposals presented are intended to increase certain efficiencies that will benefit the servicing and maintenance of the Funds. If an insufficient number of shares have been voted at the time of the meeting to pass the proposals, the meeting may have to be adjourned and the Funds may incur additional costs to continue the solicitation of shareholder votes.